Exhibit 99.1

Operational Update, Anticipated Exit of Butane Optimization Business, and Certain Preliminary Financial Results for Fourth Quarter 2022

The following are preliminary estimates for the quarter ended December 31, 2022 and actual results for the quarter ended December 31, 2021:

	Three Months Ended December 31,
	2022				2021
	(in millions)
Net income (loss)	between	$(1.5)	and	$0.5	$10.8
Adjusted EBITDA	between	17.0	and	19.0	39.7
Adjusted EBITDA - after giving effect to the anticipated exit of butane optimization business[1]	between	27.5	and	29.5	28.6
Adjusted EBITDA - after giving effect to the anticipated exit of butane optimization business[1] and before allocating selling, general and administrative expenses	between	31.6	and	33.6	32.9

1 Management intends to exit the butane optimization business during the second quarter of 2023 as discussed further in the Natural Gas Liquids section below.

Non-GAAP measures are defined and reconciled to their most comparable GAAP measure below. See “Reconciliation of Non-GAAP Financial Measures.”

We have not yet finalized our financial results for our quarter ended December 31, 2022. These preliminary results reflect our current estimates based on information available as of the date of this Current Report on Form 8-K and are the responsibility of our management. Our independent registered public accounting firm has not completed its audit of our financial statements for the year ended December 31, 2022. Therefore, such preliminary results have not been audited, reviewed, compiled, or had agreed upon procedures applied by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and when the financial results for our fourth quarter 2022 are finalized. We plan to report completed financial results for the three months ended December 31, 2022 prior to March 15, 2023. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. In addition, the preliminary results for the three months ended December 31, 2022 are not necessarily indicative of future performance of any other period. See “Forward-Looking Statements.”

Operational Highlights and Updates

Terminalling and Storage
•Despite the unplanned refinery downtime due to Winter Storm Elliott in late December of fourth quarter 2022, our specialty terminals and refinery cash flows remained stable and we anticipate them to continue at current levels through 2023.
•Sales margins in our lubricants and specialty products divisions were in-line with the forecast for fourth quarter 2022 although volumes were slightly reduced. Looking to 2023, we expect cash flows to be slightly reduced with increased sales volumes but lower margins.
•The shore-based terminals contract with Martin Energy Services, a division of Martin Resource Management Corporation, was revised effective October 1, 2022. We anticipate the contract revision will increase cash flow by approximately $3.0 million in 2023.

Transportation
•As throughout 2022, the land transportation business remained strong in the fourth quarter although it was slightly impacted by the seasonal slowdown in the chemical and lubricants industries, as well as unplanned refinery downtime due to Winter Storm Elliott.
•Marine day rates and fleet utilization continued to improve through the fourth quarter of 2022 as fundamentals in the industry continued strengthening.
•We anticipate the Transportation segment to be stable year-over-year with growth in marine and slight softening within the land division due to increasing costs.

Sulfur Services
•Sulfur pricing stabilized in fourth quarter 2022 and further improved in the first quarter 2023. We anticipate 2023 to be a historically normal year for cash flow under our fee-based contracts.
•Fertilizer sales volumes were under pressure in the first month of fourth quarter 2022 but improved toward the end of the year. The fertilizer business is expected to perform well in 2023 with the USDA estimated forecast for corn acres planted of 92.0 million, as compared to 88.6 million for 2022.

Natural Gas Liquids
•Butane prices continued to soften in the fourth quarter of 2022, negatively impacting the value of our storage volumes.
•Looking forward, our focus remains on capital discipline, as we seek to reduce borrowing costs and working capital needs. As a result, management intends to exit the butane optimization business (buying and storing of butane inventory in the summer months to resell in the winter months) at the conclusion of the butane selling season during the second quarter of 2023, enabling us to reduce commodity risk exposure, earnings volatility, and working capital requirements. As of December 31, 2022, we had approximately 40 million gallons of normal butane in underground storage. The December 2022 monthly average market price for normal butane was $1.028. As of January 23, 2023, the monthly average market price for butane is $1.061.
•We intend to market our butane storage capacity to our butane blending business partners which, if successful, would replace the commodity risk exposure of our butane optimization business with fee-based cash flows.

Capitalization

At December 31, 2022, we had $516.1 million of total debt outstanding, including $171.0 million drawn on our $275.0 million revolving credit facility, $53.8 million of senior secured 1.5 lien notes due 2024 and $291.4 million of senior secured second lien notes due 2025. Additionally, at December 31, 2022, we had $20.4 million of outstanding irrevocable letters of credit and $29.7 million under the working capital sub-limit debt carve-out related to our seasonal normal butane inventory build. At December 31, 2022, we had liquidity of approximately $62.7 million from available capacity under our revolving credit facility. As of January 24, 2023, we had $160 million drawn on our $275.0 million revolving credit facility, a reduction of $11.0 million from December 31, 2022. Outstanding irrevocable letters of credit remained at $20.4 million as of January 24, 2023.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Measure Reconciliation

For definitions and discussion of the financial measures refer to the “Non-GAAP Financial Measures” as later discussed and defined.

The table below reconciles (i) the mid-point of the preliminary Net Income (Loss) range of approximately $(1.5) million to $0.5 million to the mid-point of the preliminary Adjusted EBITDA range of approximately $17.0 million to $19.0 million, (ii) the mid-point of the preliminary Adjusted EBITDA after giving effect to the anticipated exit of our butane optimization business of approximately $27.5 million to $29.5 million, and (iii) preliminary Adjusted EBITDA after giving effect to the anticipated exit of our butane optimization business and before unallocated selling, general, and administrative expenses of approximately $31.6 million to $33.6 million, in each case for the three months ended December 31, 2022. The table below includes preliminary estimates for our quarter ended December 31, 2022 and actual results for the quarter ended December 31, 2021. The preliminary estimates are based on information available as of the date of this Current Report on Form 8-K and our actual results may differ materially from these estimates.

	Three Months Ended December 31,
	2022	2021
	(in millions)
Net income (loss)	$(0.5)	$10.8
Adjustments:
Interest expense	14.5	13.7
Income tax expense	2.5	1.3
Depreciation and amortization	13.3	13.9
EBITDA	29.8	39.7
Adjustments:
Gain on disposition of property, plant and equipment	(4.5)	(0.1)
Lower of cost or market and other non-cash adjustments	(7.4)	—
Unit-based compensation	0.1	0.1
Adjusted EBITDA	18.0	39.7
Adjustments:
Less: Adjusted EBITDA associated with butane optimization business [1]	10.7	(11.0)
Adjusted EBITDA - after giving effect to the anticipated exit of butane optimization business	$28.7	$28.7
Plus: unallocated SG&A	3.9	4.3
Adjusted EBITDA - after giving effect to the anticipated exit of butane optimization business and before allocating selling, general and administrative expenses	$32.6	$33.0

1 The following table reconciles net income (loss) to Adjusted EBITDA for the butane optimization business for the three months ended December 31, 2022 and 2021:

	Three Months Ended December 31,
	2022	2021
	(in millions)
Net income (loss) associated with butane optimization business	$(4.7)	$11.0
Adjustments:
Lower of cost or market adjustments	(6.0)	—
Adjusted EBITDA associated with butane optimization business	$(10.7)	$11.0

Non-GAAP Financial Measures

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA") and adjusted EBITDA (as defined below). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical information may be “forward-looking statements” as defined under federal law.

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements included in this Current Report on Form 8-K that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including "forecast," "may," "believe," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.

These forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.